EXHIBIT 10.58

ALLONGE

Note:                      Convertible Subordinated Promissory Note dated [ORIGINAL DATE OF NOTE] (the “Note”)

Borrower:               VGX Pharmaceuticals, Inc. (the “Borrower”)

Holder:                   [NAME OF HOLDER] (the “Holder”)

Principal

Sum:                       $ [PRINCIPAL]

THIS ALLONGE TO CONVERTIBLE SUBORDINATED PROMISSORY NOTE (this “Allonge”) is made as of June        , 2008, between the Borrower and the Holder.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note.

WHEREAS, on [ORIGINAL DATE OF NOTE], the Borrower issued the Note to the Holder in an aggregate principal amount of $[###,###], all which remains outstanding as of the date hereof; and

WHEREAS, the Borrower and the Holder now wish to amend certain provisions of the Note, as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree to the following amendments to the Note:

1.             Section 3 of the Note titled “Conversion” shall be amended by adding a new subsection at the end of such section as follows:

“Notwithstanding any provision to the contrary contained herein, prior to the Maturity Date or the repayment by the Borrower of the Principal Sum, together with all accrued but unpaid, interest and all other fees, costs and charges, if any, at the effective time of the Merger (as defined below), 100% of the Principal Sum of $2,000,000 outstanding immediately prior to such effective time shall automatically be converted into that number of fully paid, validly issued and non-assessable shares of Acquiror Common Stock (as defined below) at a conversion price per share equal average of the closing sales prices for one share of Acquiror Common Stock as reported on the exchange for the ten consecutive Trading Days ending on (and including) the Trading Day prior to public announcement of the execution of the Definitive Merger Agreement (rounded up to the nearest whole cent). For clarity, if announcement of the execution of the Definitive Merger Agreement is made after the close of trading on the Exchange, the calculation of the Execution Share Value shall include the closing sales price for one

share of Acquiror Common Stock as reported on the day of announcement.   For purposes of this Note, the “Merger” shall mean the merger transaction involving the Borrower and a third party public company (“Acquiror”) pursuant to an agreement and plan of merger that is currently in the process of being negotiated by the Borrower and Acquiror, as a result of which the Borrower will [become a wholly owned subsidiary of] Acquiror and the holders of securities of the Borrower will receive shares of Acquiror Common Stock.  For purposes of this Note, “Acquiror Common Stock” shall mean the common stock of the Acquiror.  For purposes of this Note, “Trading Day” shall mean a day on which trades occur on the exchange on which Acquiror Common Stock is traded and for which a last sale price is reported for Acquiror Common Stock.  Upon such conversion of the Principal Sum outstanding immediately prior to the effective time of the Merger pursuant to this subsection, all rights of the Holder of this Note, except the right to receive such shares of Acquiror Common Stock as provided in and in accordance with this subsection, shall cease and this Note shall no longer be deemed to be outstanding.  In addition, no fractional shares of Acquiror Common Stock shall be issued upon the conversion of this Note.  With respect to any fraction of a share of Acquiror Common Stock called for upon the conversion of this Note, a cash amount equal to such fraction shall be paid to the Holder.

Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose Securities of the Company held by such Holder for a period not to exceed ninety (90) days following the effective date of the Close of the Merger for the first 50% of shares acquired through conversion. Holder shall not sell or otherwise transfer or dispose Securities of the Company held by such Holder for a period not to exceed one hundred eighty (180) days following the effective date of the Close of the Merger for the remaining 50% of shares acquired through conversion.

This Allonge is intended to be and shall remain attached to, and shall constitute an integral part of, the Note from and after the date hereof.  Except as modified hereby, all of the terms and provisions of the Note are hereby ratified and confirmed and, as amended by this Allonge, shall continue in full force and effect.

Intending to be legally bound hereby, each of the undersigned have duly executed this Allonge as of the        day of                           , 2008.

VGX PHARMACEUTICALS, INC.

By:
J. Joseph Kim, Ph.D.
President and Chief Executive Officer

HOLDER

By:

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